Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        We consent to the incorporation by reference in the Registration Statements on Form S-3 (No. 333-171315 and No. 333-175420) of iBio, Inc. of our report dated October 12, 2012, on our audits of the financial statements of iBio, Inc. as of June 30, 2012 and 2011 and for the years then ended, which report includes an explanatory paragraph relating to iBio, Inc.’s ability to continue as a going concern, included in this Annual Report on Form 10-K.

/s/ CohnReznick LLP

Eatontown, New Jersey
October 12, 2012